Exhibit 10.31

Real Estate Lease Agreement

☐ Lease, Rent

Regarding the real estate indicated below, the lessor and the lessee hereby enter into a lease agreement as stated below: 1. Description of Real Estate
Location	707-24 Yoksam-dong, Kangnam-ku, Seoul and 11 Lot Hanshin Inter Valley 24 7th Floor West Wing No. 818 and No. 819
Lot	Category of land type	Plain field	Area	No. 818 (5.642) No. 819 (4.392) m2
Building	Structure, Usage	Steel frame steel reinforced concrete structure	Area	No. 818 (34.34) No. 819 (26.73) m2
Rented Part	West Wing No. 818 and 819 in their entirety		Area	m2

2. Provisions of the Agreement Article 1 (Objective) Concerning the lease of the above mentioned real estate, the lessor and lessee agree to pay the lease deposit and rent as follows:
Deposit	Exactly twenty-eight million won (Won) 28,000,000 won
Down Payment	Exactly won to be paid and received upon signing the agreement. Recipient: In Hwa Jung
Interim Payment	Exactly won to be paid on [date].
Balance	Exactly twenty-eight million won to be paid on February 16, 2009.
Rent	Exactly twenty-eight million won (advance payment) ((Won) 2,800,000) to be paid on the 16th of each month.

Article 2 (Agreement Period) The lessor shall hand over the above mentioned real estate by February 16, 2009 in a usable and profitable condition as intended for the usage under this lease agreement. The lease agreement period shall last until February 16, 2010 from the date of the handover.

Article 3 (Usage Change and Sublet, etc.) The lessee shall not renovate or alter the usage or structure of the real estate or sublet, transfer the right of lease or provide collateral for the real estate, or use the real estate for any other purpose than the usage stated in this agreement without the lessor’s consent.

Article 4 (Cancellation of the Agreement) In the case where the lessee cannot pay the monthly rent in time twice or more or the lessee breaches Article 3, the lessor may immediately terminate the agreement.

Article 5 (Termination of Agreement) At the end of the lease agreement period, the lessee shall return the real estate to the lessor in its original condition. In such a case, the lessor shall return the deposit to the lessee after deducting any rent in arrears and damage compensation.

Article 6 (Nullification of the Agreement) Before the lessee pays the interim payment (the balance if there is no interim payment) to the lessor, the lessor reimburses double the down payment and the lessee gives up the down payment to nullify the agreement.

Article 7 (Negligence of Liability and Indemnification) In case the lessor or lessee does not perform any details of the agreement, the other party may notify of such negligence in writing and terminate the agreement. In addition, either party of the agreement may claim for damages on agreement cancellation, and the down payment is deemed as the criteria of the damages unless there are separate commitments on the damages.

Article 8 (Agent Commission) The real estate agent is not responsible if the lessor or the lessee does not fulfill the agreement. In addition, the agent commission shall be paid separately by both parties upon signing this agreement, and if the agreement is nullified, cancelled, or terminated without intent or negligence of the brokerage agent, the agent commission shall be paid. In case of the common brokerage agent, the lessor and the lessee shall each pay his commission to the agent he requested for the brokerage services. (The agent fee shall be set at 0.7% of the amount of transaction valuation.)

Article 9 (Issuance of Brokerage Object Confirmation and Description, etc.) The brokerage agent shall prepare a written confirmation and description of the brokerage object and attach a copy of the business guarantee relations certificate (deduction certificate) and issue them to both parties on February 5, 2009.

Special Provisions

              1. This represents the lease agreement under the current basic facility condition.

              2. Value added taxes are not included (management expenses are separate).

              3. Interior decorations shall follow the decision of the lessor and may be turned over from the lessor or removed. Lessees shall not exchange money.

              4. Lessee: The lessee is changed to the Korean corporation when it is established by its US Headquarters.

              5. The amount of 2,800,000 won deposited as the down payment shall be paid in advance as rent.

              6. Increase in the rent upon agreement renewal shall be within 3%.

              7. The lessee shall notify the lessor of his vacating of the property 3 months in advance.

              8.

              9.

To certify the agreement, each party of the agreement verifies that there are no discrepancies and signs and affixes his seal before the lessor, lessee, and brokerage agent each affixes his seal on each page and keeps one copy.                                                                              February 5, 2009

Lessor	Address	Seocho Hill House No. 402, 1612-2 Seocho-dong, Seocho-ku, Seoul							[seal: In Hwa Jung] Seal
	Resident Registration No.	640710-2057516			Telephone	011-657-7177	Name	In Hwa Jung
	Agent	Address			Resident Registration No.		Name
Lessee	Address	500 Unicorn Park Drive, Woburn, MA 01801 USA					Monotype Imaging Inc.		Seal
	Registration No.				Telephone	1-781-970-6000	Corporation Name	Monotype Imaging Inc.
	Agent	Address			Resident Registration No.		Representative
Brokerage Agent	Business Location	Hanshin Inter Valley 1st floor, Suite 105 707-34 Yoksam-dong, Kangnam-ku			Business Location	Seonnung Daerim Acrotel 215, 140-3 Samsung-dong, Kangnam-ku
	Business Title	Hanshin Real Estate Brokerage Office			Business Title	Daerim Acrotel Brokerage Office
	Representative	Signature, Seal	Sook Hui Choi [signature: Sook Hui Choi] Seal [seal: Sook Hui Choi]		Signature, Seal	Jae Hui Shin [signature: Jae Hui Shin] Seal [seal: Jae Hui Shin]
	Registration No.	9250-9362	Telephone	3452-5000	Registration No.	9250-8491	Telephone		02-501-8984
	Certified Real Estate Agent	Signature, Seal	Sook Hui Choi Seal		Signature, Seal	Jae Hui Shin			Seal